EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
SodaStream International Ltd.:

We consent to the use of our report incorporated by reference herein.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (lsr.)
Member Firm of KPMG International

Tel Aviv, Israel

November 2, 2010